Exhibit 99.1

www.angieslist.com

Angie's List Reports First Quarter 2015 Results

•	Gross member additions of 229,987 with an average cost per acquisition of $71

•	Revenue of $83.5 million

•	Adjusted EBITDA of $8.6 million; operating income of $5.3 million

•	Earnings per share of $0.07

INDIANAPOLIS — April 22, 2015 — Angie’s List, Inc. (NASDAQ: ANGI) announced today financial results for the quarter ended March 31, 2015.
“We had a positive start to the year," said Angie's List CEO Bill Oesterle. "We strengthened the foundation of our marketplace by adding inventory and growing gross merchandise value. Further, we improved our efficiency with respect to membership acquisition, enhanced service provider sales efficiency and delivered leverage in key expense line items."

Key Operating Metrics

Three months ended	3/31/15	3/31/14	Change
Total paid memberships (end of period)	3,103,367	2,628,704	18%
Gross paid memberships added (in period)	229,987	286,626	(20)%
Marketing cost per paid membership acquisition (in period)	$71	$82	(13)%
First-year membership renewal rate (in period)	71%	73%	(2) pts
Average membership renewal rate (in period)	75%	76%	(1) pts
Participating service providers (end of period)*	54,341	51,522	5%
Total service provider contract value (end of period, in thousands)	$263,349	$211,635	24%

* We include in participating service providers the total number of service providers under contract for advertising, e-commerce or both at the end of the period.

Market Cohort Analysis
"The strength of our business model lies in our ability to increase profitability as markets mature," continued Oesterle. "That is playing out as expected and contributes to our outlook for continued margin growth over time."

	Pre-2003		2003-2007		Post-2007		Total
	March 31,		March 31,		March 31,		March 31,
	2015	2014	2015	2014	2015	2014	2015	2014
# of Markets	10	10	35	35	208	208	253	253
Average Revenue/Market	$7,696,718	$6,662,119	$5,851,214	$4,766,477	$211,270	$156,235	$1,287,367	$1,051,165
Average Marketing Expense/Market	$1,214,269	$1,375,876	$1,276,429	$1,456,256	$112,324	$127,476	$316,921	$360,643

Membership Revenue/Paid Member	$30.89	$38.54	$27.83	$33.79	$15.66	$16.47	$25.18	$30.11
Service Provider Revenue/Paid Member	$110.87	$113.63	$103.33	$100.09	$42.03	$37.12	$88.47	$86.01
Total Revenue/Paid Member	$141.76	$152.17	$131.16	$133.88	$57.69	$53.59	$113.65	$116.12

Total Paid Memberships	592,037	493,817	1,694,950	1,427,873	816,380	707,014	3,103,367	2,628,704
Estimated Penetration Rate*	16%	13%	13%	10%	12%	9%	13%	10%
Annual Membership Growth Rate	20%	29%	19%	34%	16%	40%	18%	35%
Cohort table presents financial and operational data for the twelve months ended March 31, 2015 and 2014.

* Demographic information used in penetration rate calculations is based on third-party studies we commissioned in March 2015 and March 2014, respectively. According to these studies, the number of U.S. households in our target demographic was 27 million for the period ended March 31, 2015 and 29 million for the period ended March 31, 2014.

First Quarter Results
Total revenue for the first quarter of 2015 was $83.5 million, an increase of 15 percent compared to the prior year period. Membership revenue in the first quarter of 2015 was $17.3 million, a decrease of 5 percent compared to the prior year period. Service provider revenue remains the largest and fastest growing component of total revenue at $66.2 million for the quarter, representing a 22 percent growth rate year over year. Service provider revenue includes revenue from advertising contracts and fees from e-commerce transactions.
Marketing expense decreased 31 percent, or $7.2 million, compared to the year-ago period. Net income for the first quarter was $4.4 million, with selling expense of $28.6 million and marketing expense of $16.3 million, compared to a net loss of $3.8 million, with selling expense of $26.1 million and marketing expense of $23.5 million, in the year-ago period. Adjusted EBITDA, a non-GAAP financial measure, was $8.6 million for the period as compared to a loss of $0.6 million in the year-ago period.
Cash provided by operations for the first quarter was approximately $21.2 million. At March 31, 2015, the balance of cash, cash equivalents and investments was $77.5 million.

Business Outlook
The Company’s expectations with respect to revenue and adjusted EBITDA for the full year 2015 are as follows:

•	Revenue of $357 million to $363 million

•	Adjusted EBITDA of $30 million to $32 million

These expectations represent a confirmation of the previously announced 2015 revenue and adjusted EBITDA guidance.

Angie’s List, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014

	(Unaudited)
Assets
Cash and cash equivalents	$52,935	$39,991
Short-term investments	24,540	24,268
Accounts receivable, net	15,841	15,141
Prepaid expenses and other current assets	22,237	18,120
Total current assets	115,553	97,520
Property, equipment and software, net	57,865	51,264
Goodwill	1,145	1,145
Amortizable intangible assets, net	2,469	2,755
Other assets, noncurrent	1,756	1,854
Total assets	$178,788	$154,538

Liabilities and stockholders’ deficit
Accounts payable	$11,773	$5,490
Accrued liabilities	33,541	23,189
Deferred membership revenue	31,835	33,767
Deferred advertising revenue	51,476	48,399
Total current liabilities	128,625	110,845
Long-term debt, net	58,914	58,854
Deferred membership revenue, noncurrent	4,564	4,744
Deferred advertising revenue, noncurrent	583	669
Other liabilities, noncurrent	1,660	1,600
Total liabilities	194,346	176,712
Stockholders’ deficit:
Common stock	67	67
Additional paid-in-capital	268,151	265,895
Treasury stock	(23,719)	(23,719)
Accumulated deficit	(260,057)	(264,417)
Total stockholders’ deficit	(15,558)	(22,174)
Total liabilities and stockholders’ deficit	$178,788	$154,538

Angie’s List, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

	(Unaudited)
Revenue
Membership	$17,339	$18,300
Service provider	66,204	54,357
Total revenue	83,543	72,657
Operating expenses
Operations and support	13,998	11,548
Selling	28,609	26,122
Marketing	16,276	23,481
Product and technology	8,416	7,457
General and administrative	10,962	7,356
Total operating expenses	78,261	75,964
Operating income (loss)	5,282	(3,307)
Interest expense, net	912	461
Income (loss) before income taxes	4,370	(3,768)
Income tax expense	10	15
Net income (loss)	$4,360	$(3,783)

Net income (loss) per common share — basic and diluted	$0.07	$(0.06)

Weighted average number of common shares outstanding — basic and diluted	58,517	58,491

Non-cash stock-based compensation
Operations and support	$20	$13
Selling	10	104
Product and technology	196	209
General and administrative	2,030	1,207
Total non-cash stock-based compensation	$2,256	$1,533

Reconciliation of net income (loss) to Adjusted EBITDA (loss) (unaudited)
Net income (loss)	$4,360	$(3,783)
Income tax expense	10	15
Interest expense, net	912	461
Depreciation and amortization	1,590	1,220
Non-cash stock-based compensation	2,256	1,533
Litigation settlement adjustment	(480)	—
Adjusted EBITDA (loss)	$8,648	$(554)

Angie’s List, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2015	2014

	(Unaudited)
Operating activities
Net income (loss)	$4,360	$(3,783)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,590	1,220
Amortization of debt discount, deferred financing fees and bond premium	171	106
Non-cash stock-based compensation	2,256	1,533
Changes in certain assets:
Accounts receivable	(700)	(1,053)
Prepaid expenses and other current assets	(4,117)	(2,081)
Changes in certain liabilities:
Accounts payable	6,075	2,201
Accrued liabilities	10,732	14,843
Deferred advertising revenue	2,991	3,475
Deferred membership revenue	(2,112)	(1,516)
Net cash provided by operating activities	21,246	14,945

Investing activities
Purchases of investments	(3,120)	(2,595)
Sales of investments	2,835	2,640
Property, equipment and software	(1,116)	(2,257)
Capitalized website and software development costs	(6,754)	(3,953)
Intangible assets	(93)	(390)
Net cash used in investing activities	(8,248)	(6,555)

Financing activities
Proceeds from exercise of stock options	—	461
Payments on capital lease obligations	(54)	—
Net cash (used in) provided by financing activities	(54)	461
Net increase in cash and cash equivalents	$12,944	$8,851
Cash and cash equivalents, beginning of period	39,991	34,803
Cash and cash equivalents, end of period	$52,935	$43,654

Conference Call Information
The Company will host a conference call on April 22, 2015 at approximately 8:30 AM (ET) / 5:30 AM (PT) to discuss the quarterly financial results with the investment community. A live audio webcast of the event will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/.
A live domestic dial-in is available at (877) 380-5664 or (253) 237-1143 internationally. An audio replay will be available at (855) 859-2056 domestically or (404) 537-3406 internationally, using Conference ID 16956922 through April 28, 2015.

About Angie’s List
Angie’s List helps facilitate happy transactions between more than three million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of authentic reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers, and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we disclose in this press release financial information that was not prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation, amortization, non-cash stock-based compensation and the litigation settlement adjustment. We use Adjusted EBITDA internally in analyzing our financial results and determined to disclose this measure to investors as we believe it will be useful to them, as a supplement to GAAP measures, in evaluating our operating performance relative to our industry sector and competitors. We believe that the use of Adjusted EBITDA provides additional insight for investors to use in evaluation of ongoing operating results and trends. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We have significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in Adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to our management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than we do. We have provided a reconciliation of the Adjusted EBITDA measure to the most directly comparable GAAP financial measure herein.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding expected revenue, future marketing expense and growth opportunities. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to accurately measure and predict revenue per paid membership, membership acquisition costs or costs associated with servicing our members; our ability to protect our brand and maintain our reputation among consumers and service providers; our ability to attract and retain service providers to advertise and sell e-commerce on our platforms; our ability to successfully monetize our memberships and service provider contracts as we grow our business; our success in converting consumers and service providers into paid memberships and participating service providers, respectively; our ability to renew memberships and participating service providers; our ability to predict and respond in a timely manner to changes in consumer demand; our ability to attract and retain key management and personnel; competitive factors; our ability to stay abreast of modified or new laws and regulations applying to our business, including those regarding sales or transaction taxes and privacy regulation; our ability to adequately protect our intellectual property; our ability to successfully implement our growth strategies or effectively manage our growing business; and general economic conditions and the corresponding impact on consumer confidence and spending.
For a discussion of these factors and other risks and uncertainties that may affect our business or cause actual results to differ materially from those contained in our forward-looking statements, please refer to the filings we make with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release.
All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

Investor Relations:	Public Relations:
Leslie Arena	Debra DeCourcy, APR
317-808-4527	317-713-0479
lesliea@angieslist.com	debra.decourcy@angieslist.com